EXHIBIT 5 & 23.2

                         SCHOEMAN, UPDIKE & KAUFMAN, LLP
                               60 East 42nd Street
                             New York, NY 10165-0006




                                                           Date:  June 10, 2004




Securities and Exchange Commission
Washington, D.C.   20549



Re:Vicon Industries, Inc.

Dear Sirs:

     We are acting as counsel to Vicon Industries, Inc. (the "Registrant") in connection with the preparation of its registration statement on Form S-8 (the "Registration Statement") registering 400,000 shares of the Registrant's Common Stock, par value $.01 per share, issuable pursuant to the Registrant's 2002 Incentive Stock Option Plan and 2002 Non-Qualified Stock Option Plan.

     We have examined such Plans and such other documents as we believe necessary or appropriate for us to render the opinion set forth below.

     We  are of the  opinion  that  400,000  shares  when  issued  and  sold  in
accordance   with  such   Plans  will  be   legally   issued,   fully  paid  and
non-assessable.

     We consent to the inclusion of this opinion in the Registration Statement as exhibit thereto.

                                          Very truly yours,



                                          /s/ Schoeman, Updike & Kaufman, LLP
                                          -----------------------------------
                                              Schoeman, Updike & Kaufman, LLP